Exhibit 99.1

SOUTHERN CALIFORNIA BANCORP AND CALIFORNIA BANCORP ANNOUNCE RECEIPT OF SHAREHOLDER APPROVALS FOR MERGER OF EQUALS

San Diego, Calif. and Oakland, Calif., July 18, 2024 – Southern California Bancorp (Nasdaq: BCAL), the holding company for Bank of Southern California, N.A., and California BanCorp (Nasdaq: CALB), the holding company for California Bank of Commerce, announce that at meetings of their respective shareholders held on July 17, 2024, Southern California Bancorp and California BanCorp shareholders approved the merger of California BanCorp with and into Southern California Bancorp, with Southern California Bancorp the surviving corporation pursuant to the Merger Agreement, dated January 30, 2024, by and between Southern California Bancorp and California BanCorp.

Shareholders of Southern California Bancorp also approved a change of the company’s name from Southern California Bancorp to California BanCorp and an amendment to Southern California Bancorp’s bylaws to change the allowable range of members of the board of directors to seven to 13, from its previous range of six to 11.

“The receipt of shareholder approval marks an important milestone for our merger of equals, and Steve and I are pleased to report that each company’s shareholder base overwhelmingly supported the transaction, which we believe will benefit our shareholders, clients, employees and communities,” said David Rainer, Chairman and CEO of Southern California Bancorp and Bank of Southern California.

“Today’s vote brings us one step closer to creating what we believe will be the premier commercial banking franchise in the state of California,” said Steven Shelton, Chief Executive Officer of California BanCorp. “We appreciate our shareholders’ support for the merger and are excited about our future.”

The merger has received all required regulatory approvals and is expected to close on July 31, 2024.

ABOUT SOUTHERN CALIFORNIA BANCORP AND BANK OF SOUTHERN CALIFORNIA, N.A.

Southern California Bancorp (NASDAQ: BCAL) is a registered bank holding company headquartered in San Diego, California. Bank of Southern California, N.A., a national banking association chartered under the laws of the United States (the “Bank”) and regulated by the Office of Comptroller of the Currency, is a wholly owned subsidiary of Southern California Bancorp. Established in 2001 and headquartered in San Diego, California, the Bank offers a range of financial products and services to individuals, professionals, and small- to medium-sized businesses through its 13 branch offices serving Orange, Los Angeles, Riverside, San Diego, and Ventura counties, as well as the Inland Empire. The Bank’s solutions-driven, relationship-based approach to banking provides accessibility to decision makers and enhances value through strong partnerships with its clients. Additional information is available at www.banksocal.com.

ABOUT CALIFORNIA BANCORP AND CALIFORNIA BANK OF COMMERCE

California BanCorp, the parent company for California Bank of Commerce, offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. California BanCorp’s common stock trades on the Nasdaq Global Select marketplace under the symbol CALB. For more information on California BanCorp, please visit our website at www.californiabankofcommerce.com.

FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including but not limited to certain plans, expectations, projections and statements about the benefits of the proposed merger (the “Merger”), the timing of completion of the Merger, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by the Private Securities Litigation Reform Act of 1995.

Factors that could cause or contribute to results differing from those in or implied in the forward-looking statements include but are not limited to the occurrence of any event, change or other circumstances that could give rise to the right of Southern California Bancorp (“SCB”) or California BanCorp (“CBC”) to terminate their agreement with respect to the Merger; the outcome of any legal proceedings that may be instituted against SCB or CBC; delays in completing the Merger; the failure to satisfy any of the conditions to the Merger on a timely basis or at all; the ability to complete the Merger and integration of SCB and CBC successfully; costs being greater than anticipated; cost savings being less than anticipated; changes in economic conditions; the risk that the Merger disrupts the business of SCB, CBC or both; difficulties in retaining senior management, employees or customers; the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; and other factors that may affect the future results of SCB and CBC. Additional factors that could cause results to differ materially from those described above can be found in SCB’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the Securities and Exchange Commission (the “SEC”) and is available in the “Investor Relations” section of SCB’s website, www.banksocal.com, in CBC’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the SEC and is available in the “Investor Relations” section of CBC’s website, www.californiabankofcommerce.com, and in other documents that SCB and CBC file with the SEC. Investors may obtain free copies of these documents and other documents filed with the SEC on its website at www.sec.gov.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither SCB nor CBC assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

INVESTOR RELATIONS CONTACT

Kevin Mc Cabe

Bank of Southern California

kmccabe@banksocal.com

818.637.7065

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